UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2004

Gateway, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22784	42-1249184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14303 Gateway Place Poway, California	92604
(Address of Principal Executive Offices)	(Zip Code)

(858) 848-3401

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant.

On April 7, 2004, the Audit Committee of the Board of Directors of Gateway, Inc. (the “Company”) appointed and engaged Deloitte & Touche LLP as the Company’s independent auditors to audit the Company’s for the year ended December 31, 2004.

During the two most recent fiscal years and through April 7, 2004, the Company did not consult with Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Form 8-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Form 8-K).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2004

GATEWAY, INC.

By:	/s/ Roderick M. Sherwood III
Roderick M. Sherwood III
Senior Vice President & Chief Financial Officer

3